SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Russell Investment Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fees paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Russell Multi-Manager Principal Protected Fund Outbound Proxy Call Script

Hello, this is                      from Russell Investment Group. Is                      available?

If Yes, then …

I’m calling because you have clients who are shareholders in the Russell Multi-Manager Principal Protected Fund. We are currently conducting a proxy vote of this fund’s shareholders but have not received a reply to our proxy solicitations.

We would appreciate it if you could contact these shareholders and encourage them to return the proxy card that was mailed previously or to use the instructions on the proxy card to vote by phone or the internet.

If your clients need a replacement proxy card and voting instructions, they can be requested by calling Computershare, the proxy solicitor, at 1-866-525-2720.

Thank you for your time and your help.

If No, then …

May I speak with                     ’s Assistant?

I’m calling because                      has clients who are shareholders in the Russell Multi-Manager Principal Protected Fund. We are currently conducting a proxy vote of this fund’s shareholders but have not received a reply to our proxy solicitations.

Do you think it would be possible for your office to contact these shareholders and encourage them to return the proxy card that was mailed previously or to use the instructions on the proxy card to vote by phone or the internet?

If your clients need a replacement proxy card and voting instructions, they can be requested by calling Computershare, the proxy solicitor, at 1-866-525-2720.

Thank you for your time and your help.

REBUTTALS:

I actually want to liquidate this fund for my client but understand they would pay a CDSC. What can I do?

Both the Guarantee Period and the CDSC on Class B shares will end in the 1st quarter of 2008. The CDSC will end on the five-year anniversary of your shareholder’s purchase. Currently, there is a 3% CDSC if you were to liquidate prior to the five-year purchase anniversary. The Guarantee Period ends March 3, 2008.

What is the proxy vote for?

The proxy vote asks for the approval of the election of Trustees and two changes to the Master Trust Agreement, one providing an exception from the shareholder approval requirement on the Liquidation Provision and one providing an exception from the shareholder approval requirement on the Reorganization Provision.

What happens at the end of the Guarantee Period?

The fund’s investment objective changes to seeking long-term growth of capital and the value of shareholders’ accounts is no longer protected by the Guarantee or the Insurance Policy.